PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 2,	May 3,	May 2,	May 3,
	2010	2009	2010	2009
Net sales	$105,070	$83,232	$203,267	$171,275
Costs and expenses:
Cost of sales	(82,980)	(71,792)	(163,000)	(149,275)
Selling, general and administrative	(10,870)	(10,630)	(21,018)	(21,032)
Research and development	(3,601)	(4,177)	(7,556)	(7,801)
Consolidation, restructuring and related (charges) credit	5,029	(406)	4,836	(2,086)
Impairment of long-lived assets	-	(1,458)	-	(1,458)
Operating income (loss)	12,648	(5,231)	16,529	(10,377)
Other expense, net	(2,183)	(5,001)	(4,636)	(8,625)
Income (loss) before income taxes	10,465	(10,232)	11,893	(19,002)
Income tax (provision) benefit	(1,860)	76	(2,880)	(1,122)
Net income (loss)	8,605	(10,156)	9,013	(20,124)
Net (income) loss attributable to noncontrolling interests	(732)	84	(927)	(181)
Net income (loss) attributable to Photronics, Inc.	$7,873	$(10,072)	$8,086	$(20,305)
Earnings (loss) per share:
Basic	$0.15	$(0.24)	$0.15	$(0.49)
Diluted	$0.14	$(0.24)	$0.15	$(0.49)
Weighted average number of common shares outstanding:
Basic	53,405	41,775	53,253	41,749
Diluted	65,780	41,775	54,291	41,749